Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Post-Effective Amendment No. 5 to Form S-8 (No. 333-162135) pertaining to the Cytomedix, Inc. Long-Term Incentive Plan of Cytomedix, Inc.,

(2)	Post-Effective Amendment No. 2 to Form S-1 (No. 333-170747) and related Prospectus of Cytomedix, Inc. for the registration of 12,336,538 shares of its common stock,

(3)	Post-Effective Amendment No. 2 to Form S-3 on Form S-1 (No. 333- 147793) and related Prospectus of Cytomedix, Inc. for the registration of 5,001,924 shares of its common stock, and

(4)	Post-Effective Amendment No. 2 to Form S-3 on Form S-1 (S-1 No. 333- 168936) and related Prospectus of Cytomedix, Inc. for the registration of 7,841,496 shares of its common stock;

of our report dated March 13, 2012, with respect to the financial statements of Aldagen, Inc. included in this Amendment No. 1 to Current Report on Form 8-K dated February 8, 2012 on Form 8-K/A of Cytomedix, Inc. dated March 29, 2012.

/s/ Ernst & Young LLP

Raleigh, North Carolina

March 29, 2012